    As filed with the Securities and Exchange Commission on August 20, 1996

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                               QUIDEL CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                    94-2573850
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                            -----------------------

                              10165 MCKELLAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-1100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

                            -----------------------

                       1983 EMPLOYEE STOCK PURCHASE PLAN
                             (Full Title of Plan)

                            -----------------------

                               STEVEN T. FRANKEL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               QUIDEL CORPORATION
                              10165 MCKEILAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 552-1100
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                               PROPOSED         PROPOSED
                                                               MAXIMUM          MAXIMUM
                                            AMOUNT             OFFERING         AGGREGATE       AMOUNT OF
         TITLE OF SECURITIES                TO BE              PRICE PER        OFFERING       REGISTRATION
          TO BE REGISTERED               REGISTERED(1)         SHARE(2)         PRICE(2)           FEE
- -----------------------------------------------------------------------------------------------------------
 COMMON STOCK, $.001 PAR VALUE          100,000 SHARES         $4.375           $437,500         $150.86
===========================================================================================================

(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) and based on the high and low prices of the Common Stock of Quidel Corporation as reported on August 16, 1996 on the NASDAQ National Market System.

===============================================================================

                                  INTRODUCTION
                                  ------------

         This Registration Statement on Form S-8 is filed by Quidel Corporation, a Delaware corporation (the "Company") relating to an additional 100,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable under the Company's 1983 Employee Stock Purchase Plan (the "Plan"), and consists of only those items required by General Instruction E to Form S-8.


            INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT
            --------------------------------------------------------

         The contents of the Registration Statement on Form S-8, Registration No. 33-33562, previously filed with the Securities and Exchange Commission on February 16, 1990 by the Company under the name Monoclonal Antibodies, Inc., are incorporated herein by reference and made a part hereof.


ITEM 8. EXHIBITS.

         4.1 Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated February 26, 1991, and incorporated herein by reference)

         4.2 Certificate of Designations of the Series B Preferred Stock of the Company (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated January 5, 1995, and incorporated herein by reference)

         4.3     Amended and Restated Bylaws of the Company (filed as Exhibit
                 3.2 to the Company's Current Report on Form 8-K dated June 16, 1995, and incorporated herein by reference)

         5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1    Consent of Ernst & Young LLP, independent auditors

         23.2    Consent of Counsel (contained in Exhibit 5 hereto)

         24      Power of Attorney (contained on signature page hereto)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 6, 1996.


                                        QUIDEL CORPORATION


                                        By:  /s/  STEVEN T. FRANKEL
                                            ----------------------------------
                                                  Steven T. Frankel
                                                  President and Chief
                                                  Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints STEVEN T. FRANKEL and STEVEN C. BURKE his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.



         SIGNATURE                               TITLE                              DATE
         ---------                              ------                              ----
  /s/ RICHARD C.E. MORGAN                 Chairman of the Board                  August 6, 1996
- ----------------------------------
      Richard C.E. Morgan



 /s/  STEVEN T. FRANKEL              President and Chief Executive Officer       August 6, 1996
- ----------------------------------       (Principal Executive Officer)
      Steven T. Frankel                           and Director




 /s/  STEVEN C. BURKE                     Vice President-Finance and             August 6, 1996
- ----------------------------------    Administration and Chief Financial
      Steven C. Burke                  Officer (Principal Financial and
                                              Accounting Officer)



 /s/  JOHN D. DIEKMAN, Ph.D.                       Director                      August 6, 1996
- ----------------------------------
      John D. Diekman, Ph.D.


 /s/  THOMAS A. GLAZE                              Director                      August 6, 1996
- ----------------------------------
      Thomas A. Glaze


 /s/  MARY LAKE POLAN, M.D., Ph.D.                 Director                      August 6, 1996
- ----------------------------------
      Mary Lake Polan, M.D., Ph.D



 /s/  FAYE WATTLETON                               Director                      August 6, 1996
- ----------------------------------
      Faye Wattleton


 /s/  ROGER F. GREAVES                             Director                      August 6, 1996
- ----------------------------------
      Roger F. Greaves


 /s/  ROCKELL N. HANKIN                            Director                      August 6, 1996
- ----------------------------------
      Rockell N. Hankin



 /s/  MARGARET G. McGLYNN, R.Ph.                   Director                      August 7, 1996
 ---------------------------------
      Margaret G. McGlynn, R.Ph.

                                 EXHIBIT INDEX


       Exhibit No.       Description

       -----------       -----------
         4.1*            Certificate of Incorporation of the Company, as amended

         4.2*            Certificate of Designations of the Series B Preferred Stock of the Company

         4.3*            Amended and Restated Bylaws of the Company

         5               Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1            Consent of Ernst & Young LLP, independent auditors

         23.2            Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

         24              Power of Attorney (contained on signature page hereof)

- ---------------

*  Incorporated herein by reference.  See sequentially numbered page 2.